Exhibit 4.17

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is made and entered into on September 30, 2022 in Beijing, the People’s Republic of China (“China” or the “PRC”, which, for the purpose of this Agreement, excludes Hong Kong Special Administration Region, Macau Special Administration Region and Taiwan) by and among:

Party A: Beike (Tianjin) Investment Co., Ltd.

Legal Representative: PENG Yongdong

Party B: Party C’s shareholders listed in No. 1-15, Appendix 1 hereto (hereinafter referred to collectively as “Party B” or the “Certain Shareholders” and individually as a “Certain Shareholder” or “Party B”)

Party C: Beijing Lianjia Real Estate Brokerage Co., Ltd.

Legal Representative: PENG Yongdong

(Party A, Party B and Party C shall be hereinafter collectively referred to as the “Parties” and individually as a “Party”.)

WHEREAS,

(1)	The Parties entered into an Exclusive Option Agreement dated January 30, 2022 (“Original EOA”);
(2)

On the effective date of this Agreement, as the shareholders of Party C, Party B jointly holds 69.68% equity interests in Party C and Party A holds 30.32% equity interests in Party C; and Party C’s shareholding structure on the effective date of this Agreement is set forth in Appendix 1 hereto;

(3)	Party B agrees to hereby grant Party A and Party A agrees to accept an option to purchase the equity interest in Party C held by Party B in whole or in part.

NOW, THEREFORE, the Parties agree as follows upon negotiation:

Article 1 Purchase and Sale of Equity Interest

1.1Option Granted

The Certain Shareholders hereby irrevocably grant Party A an irrevocable and exclusive right to purchase, or designate one or more persons (each, a “Designee”) to purchase the equity interests in Party C then held by the Certain Shareholders in one transaction or a series of transactions at any time in part or in whole at Party A’s sole and absolute discretion to the extent permitted by the PRC laws and at the price described in Article1.3 herein (“Equity Interest Purchase Option”). Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of the Certain Shareholders. Party C hereby agrees to the grant by the Certain Shareholders of the Equity Interest Purchase Option to Party A. The term “person” as used in this paragraph and this Agreement shall refer to an individual, corporation, partnership, partner, enterprise, trust, or non-corporate organization.

1.2Steps for Exercise

Party A shall exercise its Equity Interest Purchase Option subject to the PRC laws and regulations.

When Party A exercises the Equity Interest Purchase Option, a written notice shall be issued to the Certain Shareholders (the “Equity Interest Purchase Option Notice”), specifying: (a) Party A’s or the Designee’s decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interests to be purchased by Party A or the Designee from the Certain Shareholders (the “Optioned Interests”); and (c) the date for purchasing the Optioned Interests or the date for the transfer of the Optioned Interests. Upon receipt of the Equity Interest Purchase Option Notice, the Certain Shareholders shall transfer all the Optioned Interests to Party A and/or the Designee as set forth in Article 1.4 hereof.

1.3Purchase Price of Equity Interest

The total price of Party A’s exercise of the Equity Interest Purchase Option to purchase all the Optioned Interests held by Party B in Party C shall be the then paid-in capital of the Optioned Interests or the lowest price permitted by the PRC laws; and in case that Party A exercises the Equity Interest Purchase Option to purchase part of the Optioned Interests held by Party B in Party C, the purchase price shall be calculated pro rata. If the PRC laws require valuation of the equity interest at the time of Party A’s exercise, the Parties shall negotiate separately in good faith and make necessary adjustments to such purchase price on the basis of valuation to comply with the then applicable PRC laws (collectively referred to as the “Equity Interest Purchase Price”). Party B shall, within ten (10) days after receiving the Equity Interest Purchase Price and legally paying/withholding the relevant taxes (if any) in full, give the balance thereof gratuitously to Party A or the person designated by Party A.

1.4Transfer of Optioned Interests

For each exercise of the Equity Interest Purchase Option by Party A:

1.4.1The Certain Shareholders shall cause Party C to promptly convene a shareholders’ meeting, at which a resolution shall be adopted approving the Certain Shareholders’ transfer of the Optioned Interests to Party A and/or the Designee(s);

1.4.2The Certain Shareholders shall obtain written statements from the other shareholders of Party C giving consent to the transfer of the Optioned Interests to Party A and/or the Designee(s) and waiving any right of first refusal related thereto;

1.4.3The Certain Shareholders shall execute an equity interest transfer contract with respect to each transfer with Party A and/or the Designee(s) (as the case may be), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice, in form and substance satisfactory to Party A and/or the Designee(s);

1.4.4The Certain Shareholders shall, within thirty (30) days after the receipt of the Equity Interest Purchase Option Notice, sign all other requisite contracts, agreements or documents with relevant parties, obtain all requisite governmental approvals and consents, and take all necessary actions, to transfer the valid ownership of the Optioned Interests to Party A and/or the Designee(s) free of any security interest and cause Party A and/or the Designee(s) to become the registered owner of the Optioned Interests. For the purpose of this paragraph and this Agreement, “security interest” shall include security, pledge, third party’s right or interest, any stock option, acquisition right, right of first refusal, right to offset, retention of title, or other security arrangements, but shall, for the sake of clarity, exclude any security interest created by this Agreement, the Equity Interest Pledge Agreement of the Certain Shareholders, and the Power of Attorney of the Certain Shareholders. “Equity Interest Pledge Agreement of the Certain Shareholders” as used in this Agreement shall refer to the Equity Interest Pledge Agreement executed by and among Party A, Party B and Party C on the date hereof and any modifications, amendments, or restatements thereto.  “Power of Attorney of the Certain Shareholders” as used in this Agreement shall refer to the Power of Attorney executed by Party B on the date hereof and granted to Party A and any modifications, amendments, or restatements thereto.

Article 2 Covenants

2.1Covenants regarding Party C

Certain Shareholders (as shareholder of Party C) and Party C hereby covenant severally but not jointly that:

2.1.1 Without the prior written consent of Party A, they will not make any addition, modification or amendment to the articles of association of Party C in any form, or increase or decrease Party C’s registered capital, or otherwise change Party C’s registered capital;

2.1.2They will maintain Party C’s corporate existence in accordance with good financial and commercial standards and practices, obtain and maintain all necessary governmental licenses and permits required for the business conducted by Party C, and procure Party C to prudently and effectively operate its business and handle its affairs;

2.1.3 Without the prior written consent of Party A, they will not sell, transfer, pledge or otherwise dispose any legal or beneficial interests in and to any material assets, business or revenue of Party C of a value over RMB10,000,000, or allow the creation of any other security interests thereon, at any time from the effective date of this Agreement;

2.1.4 Without the prior written consent of Party A, they will not incur, succeed, guarantee, or suffer the existence of any debt, except for payables incurred in the ordinary or normal course of business other than through loans;

2.1.5 They will always operate all (of Party C’s) businesses within the normal business scope to maintain the asset value of Party C and refrain from any action/omission that may affect Party C’s operating status and asset value;

2.1.6 Without the prior written consent of Party A, they will not allow Party C to enter into any material contract, except the contracts in the ordinary course of business (for the purpose of this paragraph, a contract with a total amount over RMB10,000,000 shall be deemed a material contract);

2.1.7 Without the prior written consent of Party A, Party C will not provide any loan or credit to any person;

2.1.8 At the request of Party A, they will provide Party A with all information on the operational and financial condition of Party C;

2.1.9 If requested by Party A, Party C shall procure and maintain insurance in respect of its assets and business from an insurance carrier acceptable to Party A, of an amount and type of coverage typical for companies that operate similar businesses;

2.1.10 Without the prior written consent of Party A, Party C shall not merge, combine with, acquire, or invest in any person;

2.1.11 They shall immediately notify Party A of any actual or threatened litigation, arbitration, or administrative proceedings relating to Party C’s assets, business, or revenue;

2.1.12 To maintain Party C’s ownership of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and make necessary or appropriate defenses against all claims;

2.1.13 Without the prior written consent of Party A, Party C shall not distribute dividends in any form to its shareholders, provided that at the request of Party A, Party C shall immediately distribute all of its distributable profits to its shareholders;

2.1.14 At the request of Party A, they shall appoint any person designated by Party A as director and officer of Party C;

2.1.15 Without the prior written consent of Party A, Party C shall not engage in any business in competition with Party A or its affiliates;

2.1.16 Unless otherwise required by the PRC laws, Party C shall not be dissolved or liquidated without the prior written consent of Party A;

2.1.17 Once the PRC laws permit a foreign investor to hold and/or invest through WFOE in the main business of Party C in China, and the relevant PRC competent authorities begin to approve such business, then after Party A exercises the Equity Interest Purchase Option, the Certain Shareholders shall immediately transfer their equity interests in Party C to Party A or the Designee(s), and Party C shall cooperate with the equity transfer procedures; and

2.1.18 With respect to the covenants applicable to Party C under this Article 2.1, the Certain Shareholders and Party C shall cause Party C’s subsidiaries to abide by such covenants where applicable, as if such subsidiaries were Party C under the corresponding paragraphs.

2.2Covenants of Certain Shareholders

The Certain Shareholders hereby covenant that:

2.2.1Without the prior written consent of Party A, they shall not sell, transfer, pledge or otherwise dispose any of their legal or beneficial interest in any equity interests in Party C, or allow the creation of any other security interests thereon, except for those created under the Equity Interest Pledge Agreement of the Certain Shareholders and the Power of Attorney of the Certain Shareholders as set forth in the Appendix 1 Shareholding Structure of Party C to the Equity Interest Pledge Agreement of the Certain Shareholders;

2.2.2They shall cause the shareholders’ meeting and/or directors (or the executive director) of Party C not to approve, without the prior written consent of Party A, to sell, transfer, pledge or otherwise dispose any of the legal or beneficial interest in any equity interests in Party C held by the Certain Shareholders, or allow the creation of any other security interests thereon, except for those created under the Equity Interest Pledge Agreement of the Certain Shareholders and the Power of Attorney of the Certain Shareholders as set forth in the Appendix 1 Shareholding Structure of Party C to the Equity Interest Pledge Agreement of the Certain Shareholders;

2.2.3 Without the prior written consent of Party A, the Certain Shareholders shall cause the shareholders’ meeting and/or directors (or the executive director) of Party C not to approve Party C to merge or combine with, or acquire or invest in any person;

2.2.4 They shall immediately notify Party A of any actual or threatened litigation, arbitration, or administrative proceedings relating to the equity interests in Party C held by them;

2.2.5 They shall cause the shareholders’ meeting or the directors (or the executive director) of

Party C to vote for the transfer of the Optioned Interests as set forth in this Agreement and to take any other actions that may be requested by Party A;

2.2.6To the extent necessary to maintain their ownership of the equity interests in Party C, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and make necessary or appropriate defenses against all claims;

2.2.7 At the request of Party A, they shall appoint any person designated by Party A as the director and officer of Party C;

2.2.8 Each of the Certain Shareholders hereby waives its right of first refusal (if any) with respect to the transfer of equity interest by any other shareholder of Party C to Party A, and gives consent to the execution by each other shareholder of Party C with Party A and Party C the exclusive option agreement, the equity interest pledge agreement and the power of attorney similar to this Agreement, the Equity Interest Pledge Agreement of the Certain Shareholders and the Power of Attorney of the Certain Shareholders, and accepts not to take any actions in conflict with such documents executed by the other shareholders, if any;

2.2.9 The Certain Shareholders shall promptly gift any profits, interests, dividends, or proceeds of liquidation from Party C to Party A or any other person designated by Party A to the extent permitted under the applicable PRC laws; and

2.2.10 They shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among the Certain Shareholders, Party C, and Party A, fully perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the validity and enforceability thereof. To the extent that the Certain Shareholders have any retained rights with respect to the equity interests hereunder or under the Equity Interest Pledge Agreement of the Certain Shareholders or under the Power of Attorney of the Certain Shareholders, the Certain Shareholders shall not exercise such rights unless with the written instructions of Party A.

Article 3 Representations and Warranties

3.1Representations and Warranties of the Certain Shareholders and Party C

The Certain Shareholders and Party C hereby severally but not jointly represent and warrant to Party A on the effective date of this Agreement and on each date of transfer that:

3.1.1They have the power, capacity, and authority to execute and deliver this Agreement and any equity interest transfer contracts to which they are a party concerning each transfer of the Optioned Interests as described hereunder (each, a “Transfer Contract”), and to perform their obligations under this Agreement and any Transfer Contract. The Certain Shareholders and Party C agree to enter into Transfer Contracts substantially consistent with the terms of this Agreement at Party A’s exercise of the Equity Interest Purchase Option. This Agreement and the Transfer Contracts to which they are a party, once executed and effective, constitute or will constitute their legal, valid, and binding obligations, and shall be enforceable against them in accordance with the provisions thereof;

3.1.2The Certain Shareholders and Party C have obtained approvals and consents (if required) from the relevant governmental authorities and third parties for the execution, delivery, and performance of this Agreement;

3.1.3The execution and delivery of this Agreement or any Transfer Contract and the performance of their obligations under this Agreement or any Transfer Contract shall not: (i) cause any violations of any applicable PRC laws; (ii) conflict with the articles of association or other organizational documents of Party C; (iii) cause the breach of or constitute any default under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

3.1.4The Certain Shareholders have good and marketable title to the equity interests held by them in Party C. Except for the Equity Interest Pledge Agreement of the Certain Shareholders and the Power of Attorney of the Certain Shareholders as set forth in the Appendix 1 Shareholding Structure of Party C to the Equity Interest Pledge Agreement of the Certain Shareholders, the Certain Shareholders have not created any security interest on such equity interests;

3.1.5 Party C has good and marketable title to all of its assets, and has not created any security interest thereon;

3.1.6 Party C has no outstanding debt, except for (i) debts arising in the normal course of business; and (ii) debts that have been disclosed to Party A and consented by Party A in writing;

3.1.7Party C will comply with all laws and regulations applicable to asset acquisition;

3.1.8 There is no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interests in Party C, assets of Party C, or Party C itself;

3.1.9 Only with respect to a Certain Shareholder who is a natural person, in case of death, incapacity, marriage, divorce, bankruptcy or other circumstances that may affect Party B’s exercise of his equity interest in Party C, the successor of Party B (including his spouse, children, parents, siblings, grandparents and grandparents-in-law) or the then shareholder of or assignee of equity interest in Party C will be regarded as a party hereto, to inherit and assume all the rights and obligations of Party B hereunder, and transfer the Optioned Interests to Party A or the person designated by Party A in accordance with the then applicable laws and this Agreement; and

3.1.10 Only with respect to a Certain Shareholder who is a natural person, the equity interests in Party C held by Party B is not the common property between Party B and his spouse, and Party B’s spouse does not own or control the equity interests in Party C; Party B’s operation and management over and other voting matters of Party C due to his holding of the equity interests in Party C shall not be affected by his spouse.

Article 4 Term

This Agreement shall become effective upon the date of execution (which will be signed by hand, in case of natural person; or affixation of seal, in case of non-natural person) by the Parties and fully terminate and supersede the Original EOA. This Agreement will remain in effect until all equity interests held by Party B in Party C have been duly transferred or assigned to Party A and/or any other person designated by Party A in accordance with this Agreement, or otherwise agreed by the Parties upon negotiation.

Article 5 Applicable Law and Dispute Resolution

5.1 Applicable Law

The conclusion, validity, interpretation, performance, amendment and termination and dispute resolution of this Agreement shall be governed by the PRC laws.

5.2Dispute Resolution

In case of any dispute arising out of the performance of this Agreement or in connection with this Agreement, either Party may submit such dispute to Beijing Arbitration Commission (“BAC”) for arbitration in Beijing in accordance with the arbitration rules of BAC then in force. The arbitral tribunal shall consist of three arbitrators appointed in accordance with the arbitration rules, with the claimant appointing one arbitrator, the respondent appointing one arbitrator, and the third arbitrator appointed by the first two arbitrators or appointed by BAC. The arbitration shall be conducted in confidentiality and the language used in the arbitration shall be Chinese. The arbitration award shall be final and binding upon the Parties. Where appropriate, the arbitration tribunal or the arbitrator may award compensation in respect of the equity, assets, property interests or land assets of Party C and its subsidiaries, award compulsory remedies (including but not limited to those necessary for conducting business or mandating transfer of assets), or direct liquidation of Party C and its subsidiaries, in accordance with the dispute resolution provisions and/or applicable PRC laws. Moreover, pending the formation of the arbitration tribunal or otherwise under appropriate conditions, either Party may seek preliminary injunctive relief or other interlocutory remedies to facilitate the arbitration from a court with competent jurisdiction, including the PRC courts, which shall also include the courts of Hong Kong, Cayman Islands and the place where the main assets of Party C and/or its subsidiaries are located. Pending arbitration of any dispute, except for the disputed matters under arbitration, the Parties shall continue to exercise their respective rights and perform their respective obligations hereunder.

Article 6 Taxes and Fees

Each Party shall pay the taxes incurred by or levied on it in accordance with the PRC laws in connection with the preparation and execution of this Agreement.

Article 7 Notice

7.1All notices and other communications required or permitted to be given hereunder shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively served shall be determined as follows:

7.1.1Notices given by personal delivery (including courier service), shall be deemed effectively served on the date of signature for receipt;

7.1.2Notices given by registered mail, postage prepaid, shall be deemed effectively served on the 15th day after the date on the registered letter receipt;

7.1.3Notices given by facsimile transmission, shall be deemed effectively served on the date indicated on the fax transmission record, unless it is delivered after 5 o’clock p.m. or on a non-business day per the local time of the recipient, in which case, it shall be deemed effectively served on the business day immediately following the date indicated on the fax transmission record.

7.2For the purpose of notice, the addresses of the Parties shall be set forth in Appendix 2 hereto.

7.3Either Party may change its address for notice at any time by delivering a notice to the other Party in accordance with this Article.

Article 8 Confidentiality

The Parties acknowledge and confirm that any oral or written information related to this Agreement,

the content hereof and exchanged for the purpose of preparation or performance of this Agreement shall be regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without the prior written consent of the other Parties, it shall not disclose any confidential information to any third party, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is subject to disclosure required under the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Article. Disclosure of any confidential information by the shareholders, directors, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

Article 9 Further Assurance

The Parties agree to promptly execute documents and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purpose of this Agreement.

Article 10 Liabilities for Breach of Agreement

10.1If the Certain Shareholders or Party C commits any material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and/or require the Certain Shareholders or Party C to indemnify all damages. This Article 10.1 shall not prejudice any other rights of Party A hereunder.

10.2Unless otherwise provided for by laws, the Certain Shareholders and Party C shall in no case be entitled to terminate or cancel this Agreement.

Article 11 Miscellaneous

11.1Amendment, Change and Supplement

Any amendment, change or supplement to this Agreement shall be made in a written agreement signed by each Party.

11.2Entire Agreement

Except for the written amendments, supplements or changes made after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement. The Parties agree that as of the effective date of this Agreement, the Original EOA shall fully terminate and be superseded by this Agreement in entirety.

11.3Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

11.4Severability

In the event that any or more provisions of this Agreement are held to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by laws the intentions of the Parties, and are of an economic effect as close as possible to that of such invalid, illegal or unenforceable provisions.

11.5Successor

This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties.

11.6 Survival

Any obligation that is due or accrued as a result of this Agreement prior to the expiration or early termination of this Agreement shall survive such expiration or early termination. Articles 5, 8, 10 and 11.6 hereof shall survive the termination of this Agreement.

11.7Waiver

Any Party may waive the terms and conditions of this Agreement, provided that such waiver must be made in writing and signed by the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall be deemed as a waiver by such Party with respect to any similar breach of other Parties in other circumstances.

11.8Language and Counterpart

This Agreement shall be written in Chinese and may be executed in any number of counterparts, each of which shall have the same legal effect.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first written above, which will take effect in accordance with the provisions of this Agreement.

Beike (Tianjin) Investment Co., Ltd. (seal)

Signed by:	/s/ Beike (Tianjin) Investment Co., Ltd. (seal)
Name: PENG Yongdong
Title: Legal Representative

Exclusive Option Agreement

Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first written above, which will take effect in accordance with the provisions of this Agreement.

ZHU Yan

Signed by:	/s/ ZHU Yan

Exclusive Option Agreement

Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first written above, which will take effect in accordance with the provisions of this Agreement.

SHAN Yigang

Signed by:	/s/ SHAN Yigang

Exclusive Option Agreement

Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first written above, which will take effect in accordance with the provisions of this Agreement.

Tianjin Yurui Information Consulting Partnership (Limited Partnership)(seal)

Signed by:	/s/ Tianjin Yurui Information Consulting Partnership (Limited Partnership)(seal)
Name:
Title:	Authorized Representative

Exclusive Option Agreement

Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first written above, which will take effect in accordance with the provisions of this Agreement.

Tianjin Yusi Business Consulting Partnership (Limited Partnership) (seal)

Signed by:	/s/ Tianjin Yusi Business Consulting Partnership (Limited Partnership)(seal)
Name:
Title:	Authorized Representative

Exclusive Option Agreement

Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first written above, which will take effect in accordance with the provisions of this Agreement.

Tianjin Yumin Information Consulting Partnership (Limited Partnership) (seal)

Signed by:	/s/ Tianjin Yumin Information Consulting Partnership (Limited Partnership)(seal)
Name:
Title:	Authorized Representative

Exclusive Option Agreement

Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first written above, which will take effect in accordance with the provisions of this Agreement.

Tianjin Dingcong Information Consulting Partnership (Limited Partnership) (seal)

Signed by:	/s/ Tianjin Dingcong Information Consulting Partnership (Limited Partnership)(seal)
Name:
Title:	Authorized Representative

Exclusive Option Agreement

Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first written above, which will take effect in accordance with the provisions of this Agreement.

Tianjin Bojun Business Consulting Partnership (Limited Partnership) (seal)

Signed by:	/s/ Tianjin Bojun Business Consulting Partnership (Limited Partnership)(seal)
Name:
Title:	Authorized Representative

Exclusive Option Agreement

Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first written above, which will take effect in accordance with the provisions of this Agreement.

DANG Jie

Signed by:	/s/ DANG Jie

Exclusive Option Agreement

Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first written above, which will take effect in accordance with the provisions of this Agreement.

XU Wangang

Signed by:	/s/ XU Wangang

Exclusive Option Agreement

Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first written above, which will take effect in accordance with the provisions of this Agreement.

GAO Jun

Signed by:	/s/ GAO Jun

Exclusive Option Agreement

Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first written above, which will take effect in accordance with the provisions of this Agreement.

Shanghai Zhanben Investment Management Center (Limited Partnership) (seal)

/s/ Shanghai Zhanben Investment Management Center (Limited Partnership) (seal)

Signed by:	/s/ SHAO Fei
Name:
Title: Authorized Representative

Exclusive Option Agreement

Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first written above, which will take effect in accordance with the provisions of this Agreement.

Beijing Hecheng Venture Capital Investment Partnership (Limited Partnership) (seal)

/s/ Beijing Hecheng Venture Capital Investment Partnership (Limited Partnership) (seal)

Signed by:	/s/ TAO Hongbing
Name:
Title: Authorized Representative

Exclusive Option Agreement

Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first written above, which will take effect in accordance with the provisions of this Agreement.

DU Xin

Signed by:	/s/ DU Xin

Exclusive Option Agreement

Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first written above, which will take effect in accordance with the provisions of this Agreement.

CHEN Rong

Signed by:	/s/ CHEN Rong

Exclusive Option Agreement

Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first written above, which will take effect in accordance with the provisions of this Agreement.

RUAN Guangjie

Signed by:	/s/ RUAN Guangjie

Exclusive Option Agreement

Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first written above, which will take effect in accordance with the provisions of this Agreement.

Beijing Lianjia Real Estate Brokerage Co., Ltd. (seal)

Signed by:	/s/ Beijing Lianjia Real Estate Brokerage Co., Ltd. (seal)
Name: PENG Yongdong
Title: Legal Representative

Exclusive Option Agreement

Signature Page

Appendix 1: Shareholding Structure of Party C

No.	Shareholders	Subscribed Registered Capital (RMB)	Contribution Percentage
1.	ZHU Yan	7,986,153	41.67%
2.	SHAN Yigang	475,294	2.48%
3.	Tianjin Yurui Information Consulting Partnership (Limited Partnership)	941,439	4.91%
4.	Tianjin Yusi Business Consulting Partnership (Limited Partnership)	398,833	2.08%
5.	Tianjin Yumin Information Consulting Partnership (Limited Partnership)	364,133	1.90%
6.	Tianjin Dingcong Information Consulting Partnership (Limited Partnership)	649,374	3.39%
7.	Tianjin Bojun Business Consulting Partnership (Limited Partnership)	162,810	0.85%
8.	DANG Jie	65,460	0.34%
9.	XU Wangang	220,502	1.15%
10.	GAO Jun	208,780	1.09%
11.	Shanghai Zhanben Investment Management Center (Limited Partnership)	1,479,685	7.72%
12.	Beijing Hecheng Venture Capital Investment Partnership (Limited Partnership)	85,906	0.45%
13.	DU Xin	274,826	1.43%
14.	CHEN Rong	32,296	0.17%
15.	RUAN Guangjie	7,277	0.04%
16.	Beike (Tianjin) Investment Co., Ltd.	5,810,644.29	30.32%
	Total	19,163,412.29	100.00%

Exclusive Option Agreement

Appendix 1

Appendix 2: Notice Address

To all Parties:

Correspondence Address: Oriental Electronic Technology Building, No. 2 Chuangye Road, Haidian District, Beijing

Phone: *********** (LI Siting); *********** (CHEN Yan)

Email: ***********; ***********

Designated Contact Person: LI Siting; CHEN Yan

Exclusive Option Agreement

Appendix 2